UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2008
PureRay Corporation
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1120
Atlanta, GA 30305

(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 869-6242

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Amendment No. 2 on Form 8-K/A (this “Second Amendment”) amends Item 2.01 and Item 5.02 of the Current Report on Form 8-K originally filed by PureRay Corporation, a Washington corporation (formerly North American Natural Gas, Inc.) (the “Company”), with the Securities and Exchange Commission on July 31, 2008 and subsequently amended and restated in its entirety by Amendment No. 1 to Form 8-K filed with the Securities and Exchange Commission on July 31, 2008 (as amended, the “Original Form 8-K”) to make certain corrections regarding the compensation of the Company’s directors and executive officers and certain related party transactions on pages 24, 25 and 28 of the Original Form 8-K. This Second Amendment does not amend or modify any other information set forth in the Original Form 8-K, which has been restated in its entirety in this Second Amendment.
Item 1.01 Entry into a Material Definitive Agreement.
Introduction
As more fully described below, on July 24, 2008, the Company consummated a series of related transactions through which it acquired PureRay Corporation, a corporation formed under the laws of Canada (“PureRay”). PureRay is engaged in the design, manufacture and sale of proprietary multiplexing light bulbs and light bulb charging stations designed to meet the demand for off-grid lighting in the developing world.
Share Purchase Agreement
On July 24, 2008, the Company, PureRay Acquisition Inc., a corporation formed under the laws of Canada (“PureRay Acquisition”) and a wholly-owned subsidiary of PureRay Holdings ULC, an unlimited liability corporation formed under the laws of the Province of Alberta and a wholly-owned subsidiary of the Company (“PureRay Holdings”), PureRay, and Mickael Joasil, Derek Blackburn, F.W.F Robinson, Frank O’Dea, as trustee of the O’Dea Family Trust, Kairos Partners, LLC (“Kairos”), Thomas J. Broeski, Raj Kurichh, Megs Padiachy, Ramlia Padiachy, Patrick Pierre and Matthew Sicoli (together, the “PureRay Shareholders”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), whereby PureRay Acquisition acquired (the “Acquisition”) all of the outstanding shares of PureRay (the “PureRay Shares”) from the PureRay Shareholders.
Pursuant to the terms of the Share Purchase Agreement, PureRay Acquisition acquired the PureRay Shares for an amount equal to US$35,855,000, which the parties agreed to be the fair market value of the PureRay Shares. The purchase price was paid by the issuance of one exchangeable share, without par value, of PureRay Acquisition (each, an “Exchangeable Share”) for each PureRay Share acquired, for a total of 35,855,000 Exchangeable Shares. For information regarding the Exchangeable Shares, please see the information set forth in “Exchangeable Shares” below.
The Share Purchase Agreement contains representations and warranties of each of the PureRay Shareholders with respect to the PureRay Shareholders individually, relating to, among other things, (a) title to the PureRay Shares, (b) absence of other purchase agreements, (c) consents, (d) licenses and permits, (e) government authorization, (f) the authorization, performance and enforceability of the Share Purchase Agreement and (g) residence.
The Share Purchase Agreement contains representations and warranties of the PureRay Shareholders with respect to PureRay, relating to, among other things (a) the authorization, performance and enforceability of the Share Purchase Agreement, (b) investments, (c) corporate records, (d) shareholder agreements, (e) operations and assets, (f) capitalization, (g) consents, (h) licenses and permits, (i) government authorization and compliance with applicable laws, (j) financial statements, (k) absence of undisclosed liabilities, (l) product guarantees, warranties and discounts,  (m) accounts receivable, (n) inventories, (o) debt obligations, (p) absence of certain changes or events, (q) tax matters, (r) title to property, (s) leases, (t) environmental matters, (u) intellectual property, (v) conduct of business and (w) absence of litigation.
The Share Purchase Agreement contains representations and warranties of the Company, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) the authorization, performance and enforceability of the Share Purchase Agreement, (c) investments, (d) corporate records,

(e) shareholder agreements, (f) licenses and permits, (g) operations and assets, (h) capitalization, (i) consents (j) financial statements, (k) absence of undisclosed liabilities, (l) accounts receivable, (m) inventories (n) product guarantees, warranties and discounts (o) debt obligations, (p) absence of certain changes or events, (q) tax matters, (r) title to property, (s) employment matters, (t) government authorization and compliance with applicable laws, (u) absence of litigation and (v) compliance with Securities and Exchange Commission reporting requirements.
The PureRay Shareholders will fully indemnify the Company on an after-tax basis against (i) all loss, liability and expense arising out of any misrepresentation or breach of warranty by the PureRay Shareholders and (ii) all liabilities of the Company including liabilities for any taxes, in each case including reasonable fees and expenses, including attorneys’ fees, in connection with any action or proceeding against the Company, PureRay or PureRay Acquisition under the Share Purchase Agreement. The Company will fully indemnify the PureRay Shareholders on an after-tax basis against any loss, liability or expense arising out of any misrepresentation or breach of warranty or covenant of the Company or PureRay Acquisition under the Share Purchase Agreement.
Voting and Exchange Trust Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, the Company, PureRay Holdings, PureRay Acquisition and Derek Blackburn, as trustee (the “Trustee”), entered into a Voting and Exchange Trust Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company issued shares of preferred stock of the Company, par value $0.0001 per share (the “Special Voting Stock”), in a ratio of a quarter (1/4) share of Special Voting Stock for each Exchangeable Share issued in connection with the Acquisition (for a total of 8,963,750 shares of Special Voting Stock) to the Trustee to be held for and on behalf of the registered holders of the Exchangeable Shares (the “Beneficiaries” and each a “Beneficiary”). For information regarding the Special Voting Stock, please see the information set forth in “Special Voting Stock” below.
The Trustee, for the use and benefit of the Beneficiaries, is entitled to all of the Voting Rights (as defined below under “Special Voting Stock”), including the right to vote in person or by proxy the Company’s Special Voting Stock on any matters, questions, proposals or propositions that may properly come before the shareholders of the Company at a meeting of the shareholders of the Company or in connection with a consent of the shareholders of the Company. The Voting Rights will be exercised by the Trustee on the basis of instructions received from the Beneficiaries entitled to instruct the Trustee with respect to a meeting or consent of the shareholders of the Company. Each Beneficiary is entitled to instruct the Trustee to cast and exercise one of the votes comprising the Voting Rights for each Exchangeable Share held as of the applicable record date. To the extent that no instructions are received from a Beneficiary, the Trustee may not exercise the Voting Rights with respect to such Exchangeable Shares. The Company will communicate to the Trustee and each of the Beneficiaries in the same manner as the Company communicates to holders of the Company’s common stock, par value $0.0001 per share (“Common Stock”), with respect to a meeting or consent of the shareholders of the Company, and will deliver to the Trustee and each Beneficiary all proxy materials, information statements and other written communications that are distributed from time to time to holders of the Company’s Common Stock. Each Beneficiary is also entitled to attend any meeting of the shareholders of the Company and personally exercise the Voting Rights to which such Beneficiary is entitled.
The Exchange Agreement grants the Trustee, for the use and benefit of the Beneficiaries, the right (the “Exchange Right”) to require PureRay Acquisition to purchase from such Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary upon the occurrence and during the continuance of an Insolvency Event (defined generally as the institution of a proceeding to have PureRay Acquisition adjudicated as bankrupt, insolvent or to be wound up, and the failure by PureRay Acquisition to contest in good faith any such proceeding within 30 days of becoming aware thereof). The purchase price payable for each Exchangeable Share purchased by PureRay Acquisition under the Exchange Right equals the market price of a share of the Company’s Common Stock on the business day before the purchase of such Exchangeable Share, plus the full amount of all declared and unpaid dividends on such Exchangeable Share (the “Exchangeable Share Purchase Price”). The Exchangeable Share Purchase Price is payable only by PureRay Acquisition delivering or causing to be delivered to the relevant Beneficiary one share of the Company’s Common Stock for each Exchangeable Share purchased plus a cash amount equal to the amount of all accrued and unpaid dividends on such Exchangeable Share (the “Exchange Consideration”). The Trustee may only exercise the Exchange Right on the basis of instructions received from Beneficiaries entitled to instruct the Trustee as to the exercise thereof and only upon receipt of the Exchangeable Shares to be exchanged by each Beneficiary. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee will not exercise or permit the exercise of the Exchange Right.
The Exchange Agreement also grants the Trustee, for the use and benefit of the Beneficiaries, an automatic right (the “Automatic Exchange Right”) to exchange the Exchangeable Shares for shares of the Company’s Common Stock upon the occurrence of a Liquidation Event (defined generally a voluntary liquidation, dissolution or winding up of the Company or a threatened or instituted proceeding to effect the same). Under the Automatic Exchange Right, PureRay Holdings will purchase on the fifth business day before the effective date of a Liquidation Event all of then outstanding Exchangeable Shares at the Exchangeable Share Purchase Price payable in the Exchange Consideration.
Support Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, the Company, PureRay Holdings and PureRay Acquisition entered into a Support Agreement (the “Support Agreement”). Pursuant to the Support Agreement, the Company made the following covenants for so long as any Exchangeable Shares remain outstanding: (i) the Company will not declare or pay any dividends on the Company’s Common Stock unless PureRay Acquisition is able to declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares; (ii) the Company will advise PureRay Acquisition in advance of the declaration of any dividend on the Company’s Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as those for the Company’s Common Stock; (iii) the Company will ensure that the record date for any dividend declared on the Company’s Common Stock is not less than 10 days after the declaration date of such dividend; (iv) the Company will take all actions and do all things reasonably necessary or desirable to enable and permit PureRay Acquisition to make any required payments to the holders of Exchangeable Shares; (v) the Company will take all actions and do all things reasonably necessary or desirable to enable and permit PureRay Holdings to perform its obligations with respect to the Exchangeable Shares; and (vi) the Company will not exercise its vote as a shareholder of PureRay Acquisition to initiate the voluntary liquidation, dissolution or winding-up of PureRay Acquisition nor take any action that is designed to result in the liquidation, dissolution or winding up of PureRay Acquisition.
The Support Agreement further provides that, without the prior approval of PureRay Acquisition and the holders of Exchangeable Shares, the Company will not issue or distribute (i) additional shares of the Company’s Common Stock, (ii) securities exchangeable for or convertible into or carrying rights to acquire the Company’s Common Stock or rights to subscribe therefor, (iii) any other class of securities of the Company, (iv) evidences of indebtedness of the Company or (v) other assets of the Company to all or substantially all holders of the Company’s Common Stock, nor change the Company’s Common Stock, unless the same or an economically equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously on a per share basis.
In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Company’s Common Stock which is recommended by the Company’s board of directors, or is otherwise effected or to be effected with the consent or approval of the Company’s board of directors, and in connection with which the Exchangeable Shares are not redeemed by PureRay Acquisition or purchased by PureRay Holdings or the Company, the Company will use reasonable efforts to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of the Company’s Common Stock.
Capital Contribution Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, Jim Glavas and the Company entered into a Capital Contribution Agreement (the “Contribution Agreement”) whereby Mr. Glavas contributed 21,370,000 shares of the Company’s Common Stock to the Company as a capital contribution, for which Mr. Glavas received no consideration. The contributed shares returned to authorized but unissued shares of the Company’s Common Stock. Mr. Glavas continues to hold 300,000 shares of the Company’s Common Stock.
Escrow and Share Purchase Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, Kairos, PureRay and Wildeboer Dellelce LLP (the “Escrow Agent”), entered into an Escrow and Share Purchase Agreement (the “Escrow Agreement”). Jefrey M. Wallace, a director nominee and the Chief Executive Officer of the Company, holds a 28% membership interest in and is a managing member of Kairos. Pursuant to the Escrow Agreement, Kairos delivered 4,355,000 PureRay Shares (the “Escrowed Shares”) to the Escrow Agent to be held in escrow and incrementally released upon the occurrence of certain performance-based milestone events with respect to PureRay and the Company. As a result of the Acquisition, the PureRay Shares held in escrow have been exchanged with Exchangeable Shares. The Escrow Agreement was amended and restated immediately following completion of the Acquisition to substitute PureRay Acquisition in the place of PureRay.
Under the Escrow Agreement, as amended, Kairos has appointed the Secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released to Kairos. Kairos also has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released to Kairos.
The Escrowed Shares will be released to Kairos as follows:
•	545,000 Escrowed Shares, within 120 days after the end of the financial year of PureRay in which the sales of PureRay and its affiliates are at least US$8,000,000;

•	545,000 Escrowed Shares, within 120 days after the end of the financial year of PureRay in which the minimum EBITDA of PureRay and its affiliates for such financial year, on a consolidated basis, is at least US$1,000,000;

•	545,000 Escrowed Shares, within 120 days after the end of the financial year of PureRay in which the minimum EBITDA of PureRay and its affiliates for such financial year, on a consolidated basis, is at least US$2,500,000;

•	545,000 Escrowed Shares, within 120 days after the end of the financial year of PureRay in which the minimum EBITDA of PureRay and its affiliates for such financial year, on a consolidated basis, is at least US$5,000,000; and

•	2,175,000 Escrowed Shares, within five days after the day on which the shares of Common Stock of the Company are listed and posted for trading on the Nasdaq Stock Market.
In the event of Jefrey M. Wallace’s termination, resignation, or inability to perform the duties of Chief Executive Officer of PureRay or any of its affiliates (including the Company), or at any time after the fifth anniversary of the date of the Escrow Agreement, PureRay has the right, but not the obligation, to require Kairos to sell to PureRay Acquisition or its designee the Escrowed Shares remaining in escrow for a price equal to CDN$0.00001 per share.
Exchangeable Shares
Except as required by applicable law, the Exchangeable Shares to be issued in connection with the Acquisition will have no voting rights with respect to meetings or consents of shareholders of PureRay Acquisition. Dividends on Exchangeable Shares will be declared in the event a dividend is declared on shares of the Company’s Common Stock. Dividends will be declared and paid on each Exchangeable Share in like type and amount as are declared and paid on each share of the Company’s Common Stock, except that cash dividends will be paid on Exchangeable Shares in Canadian Dollars and stock dividends will be paid on Exchangeable Shares in additional Exchangeable Shares. Subject to the Exchange Right as discussed above under “Voting and Trust Agreement,” the Exchangeable Shares have priority over shares of PureRay Acquisition which by their designation rank junior to the Exchangeable Shares, including without limitation the common shares of PureRay Acquisition, with respect to payments or distributions on the liquidation, dissolution or winding-up of PureRay Acquisition.
Each holder of Exchangeable Shares has the right (the “Retraction Right”) at any time to require PureRay Acquisition to redeem any or all of the Exchangeable Shares registered in the name of such holder at the Exchangeable Share Purchase Price payable in the Exchange Consideration. The Company and PureRay Holdings each have an overriding right, in the event that a holder of Exchangeable Shares exercises its Retraction Right, to purchase from such holder all but not less than all of the Exchangeable Shares tendered for redemption at the Exchangeable Share Purchase Price payable in the Exchange Consideration.
PureRay Acquisition may establish a date (the “Redemption Date”), which may be no less than 5 years after the initial issuance of the Exchange Shares, on which PureRay Acquisition will redeem the Exchangeable Shares at the Exchangeable Share Purchase Price payable in the Exchange Consideration. PureRay Acquisition may also establish a Redemption Date within 5 years after the initial issuance of the Exchangeable Shares in the event that less than 10% of the aggregate number of Exchangeable Shares issued remain outstanding, there is a change in control of the Company (defined generally as (i) a person, including its affiliates, becoming the beneficial owner of securities carrying in excess of 50.1% of the total voting rights attaching to all securities of the Company or (ii) the Company consolidating or amalgamating with, or merging with or into, another person resulting in the transferee person holding securities carrying in excess of 50.1% of the total voting rights attaching to all securities of the Company), and upon the occurrence of certain other events. The Company and PureRay Holdings each have an overriding right to purchase from the holder thereof all but not less than all of the Exchangeable Shares on the Redemption Date at the Exchangeable Share Purchase Price payable in the Exchange Consideration.
For so long as the Exchangeable Shares are outstanding, PureRay Acquisition has agreed not to take certain actions without the prior approval of the holders of a majority of the Exchangeable Shares, voting together as a single class, including:
•	paying any dividends on common stock or any other shares which by their designation rank junior to the Exchangeable Shares, other than stock dividends payable in common stock or any such other shares ranking junior to the Exchangeable Shares;

•	redeeming or purchasing or making any capital distribution in respect of common stock or any other shares which by their designation rank junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

•	redeeming or purchasing any other shares which by their designation rank equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.
The above restrictions shall only apply if dividends shall have been declared on the Company’s Common Stock and all dividends on the outstanding Exchangeable Shares corresponding to such dividends on the Common Stock have not been declared on the Exchangeable Shares and paid in full.
Special Voting Stock
The Special Voting Stock was issued in connection with the Acquisition to provide holders of the Exchangeable Shares with the right to vote at meetings of the shareholders of the Company or in connection with a consent of the shareholders of the Company. Each share of Special Voting Stock issued entitles the holder of record to four votes, equal to four shares of the Company’s Common Stock, and each quarter (1/4) share of Special Voting Stock entitles the holder of record to one vote, equal to one share of the Company’s Common Stock, at a meeting or in connection with a consent of the shareholders of the Company (the “Voting Rights”). The Special Voting Stock will vote together with the Company’s Common Stock as a single class. The Special Voting Stock is not entitled to receive dividends or any payments or distributions upon any liquidation, dissolution or winding up of the Company. Upon the acquisition by PureRay Acquisition of Exchangeable Shares, or upon the exchange by the Company or any of its affiliates of the Company’s Common Stock for Exchangeable Shares, the Company will redeem one quarter (1/4) share of the Special Voting Stock from the holdings of the holder of such Exchangeable Share for each Exchangeable Share acquired by the Company or any of its affiliates for an amount equal to US$0.000001 per share. As of the date when there are no Exchangeable Shares issued and outstanding, the Special Voting Stock will be cancelled, retired and eliminated from the shares which the Company is authorized to issue.
The description of the Acquisition, Share Purchase Agreement, Exchange Agreement, Support Agreement, Contribution Agreement and Escrow Agreement (the “Acquisition Agreements”) described in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The Acquisition Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, PureRay Holdings, PureRay Acquisition or PureRay. The Share Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Share Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 24, 2008, the Company completed the Acquisition pursuant to the Acquisition Agreements described above. For information about the Acquisition, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.
The following information is being provided pursuant to Item 2.01(f) of Form 8-K as a result of the Company’s status as a shell company prior to the Acquisition.
DESCRIPTION OF OUR BUSINESS
The Company
PureRay Corporation (formerly North American Natural Gas, Inc., formerly FAR Group Inc.), was incorporated under the laws of the State of Washington on March 24, 2000. Prior to the Acquisition, our only activities were organizational, directed at acquiring our principal asset, raising our initial capital and developing our business plan.
On April 13, 2000, we acquired a License Agreement with Vitamineralherb.com from our former President in consideration of the assumption of a note payable of $35,000. The note was subsequently forgiven. The License Agreement granted an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Minnesota via the Internet. Vitmineralherb.com had agreed to provide certain business administrative services to us, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling us to focus strictly on marketing and sales. The license was for an initial three-year period and was renewed in 2003 for an additional three-year term. As a result of the numerous delays with the Vitamineralherb.com website and initial reaction to a preliminary market survey, the Company decided to seek new business opportunities.
During the fourth quarter of fiscal 2003, we changed our name to North American Natural Gas, Inc. as we had anticipated that we would undertake a new business purpose in the oil and gas exploration industry. We entered into agreements to purchase interests in two oil and gas exploration opportunities subject to raising a minimum of US$11,000,000 in a private offering. We were unsuccessful in our efforts to raise the minimum amount and all funds received were subsequently returned to the original subscribers. All agreements were terminated.
Subsequent to the end of 2003, as we were unsuccessful in our efforts to raise the required capital to change our business purpose, we had reverted back to our original business to determine the feasibility of marketing and selling Vitamineralherb.com products in various markets, and, if the products proved to be in demand, beginning marketing and selling Vitamineralherb.com products. In light of the numerous delays with the Vitamineralherb.com website and initial reaction to our preliminary market survey, we decided to no longer try to exploit the license to market and sell vitamins and other health related products. The license was valid until April 2006, but upon its expiration, we did not renew the license.

On July 24, 2008, we acquired PureRay Corporation pursuant to the Share Purchase Agreement for an aggregate purchase price of US$35,855,000, which the parties agreed to be the fair market value of the PureRay Shares. The purchase price was paid by the issuance of one Exchangeable Share for each PureRay Share acquired, for a total of 35,855,000 Exchangeable Shares. In connection with the Acquisition, we changed our name to PureRay Corporation on July 24, 2008. As a result of the Acquisition, our business has become the business of PureRay, which is the design, manufacture and sale of proprietary multiplexing light bulbs and light bulb charging stations designed to meet the demand for off-grid lighting in the developing world (the “PureRay Technology”). We have not commenced commercial operations. Other than our executive officers, we have no full time employees.
Business
The PureRay Technology is a technology to provide high intensity LED lighting utilizing solar energy and a multiplexing chip. The PureRay Technology, which is focused primarily on developing world residential lighting applications, provides a safe, cost-effective, solar-powered alternative to kerosene lighting that is currently in use in off-grid structures throughout the developing world. In addition to applications in off-grid situations, the PureRay Technology can also accommodate on-grid residences that are subject to blackouts and brownouts. Multiplexing permits LEDs to be switched on and off at a speed that cannot be detected by the human eye, leaving the impression that all the LED’s in the bulb are on at the same time. The charging station is powered by solar panels and is capable of charging three bulbs at a time. It can also potentially be used to power cell phones, radios or other devices. Although the product is currently targeted to off-grid applications, PureRay also is developing a product for first world markets.
Plan of Operation
Product Development
To date, PureRay has outsourced its product development including design, engineering, and product testing to a third party. We believe we will be able to complete the design, production and testing of the first production units going forward.
Manufacturing
We intend to initially manufacture our products in China through IMCG Global. Mickael Joasil, a director nominee, and Derek Blackburn, a director nominee and our Chief Financial Officer and Treasurer, have developed a working relationship with IMCG over the past two years. We expect to receive samples of the proposed products on or before September 30, 2008 and receive our first production run of a minimum of 10,000 units by the end of the 2008 calendar year. We are currently negotiating a manufacturing agreement with IMCG Global for the manufacture of the PureRay Technology.
Marketing and Sales Plans
We are currently in the process of interviewing and selecting our distributor partners. During the next twelve months, we intend to create a visual identity and brand in the various locations we plan to serve, to fund initial marketing and sales campaigns, and to support our selected distributor partners in their sales efforts.
Research & Development
During the next twelve months, we intend to improve on the initial product design, and to further develop our next product set. Research and development efforts are currently focused on maximizing energy efficiency and functional utility of our initial products. Future research and development will concentrate on improvement of product design and development of products that target the on-grid residential and commercial lighting market.
Available Information and Reports to Securities Holders
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are also available to the public from the Commission’s website at http://www.sec.gov.
RISK FACTORS
OWNERSHIP OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE REGARDED AS SPECULATIVE.  INVESTORS SHOULD CAREFULLY CONSIDER, IN ADDITION TO THE MATTERS PREVIOUSLY DISCUSSED, THE FACTORS DESCRIBED BELOW.
We are a new business with a limited operating history.
We were formed on March 24, 2000 but have generated no revenues since inception. In addition, we acquired PureRay on July 24, 2008, pursuant to the Share Purchase Agreement. As a result, we have no operating history upon which prospective investors may base an evaluation of our performance.  We are in the development stage and our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including total failure of our proposed business. We should be evaluated in light of the expenses, delays, uncertainties, and other difficulties frequently encountered by an unseasoned business enterprise entering an extremely crowded and competitive market with products built from an incomplete proof of concept.  No assurance can be given that we will ever achieve profitable operations.
We will need additional financing to continue our operations.
Additional financing during the next twelve months will be required to meet our objectives of continuing our research and development, bringing products to market, our operations and expanding our marketing capabilities. There is no assurance that such financing will be available to us at attractive terms or at all. Our inability to obtain adequate financing would have a material adverse effect on our business, financial condition, operating results, and our future viability.
We are dependent on key employees.
Our success is dependent in large measure on the efforts and skill of our key employees, including Jefrey M. Wallace and Derek Blackburn, the loss of one or more of whom could have a material adverse effect on our business, financial condition and operating results. None of our key personnel is a party to a formal employment agreement or nondisclosure, nonsolicitation or work assignment agreement. Our future success will depend in large part on our ability to attract and retain talented and qualified employees and contractors, with such special skills, and related experience with the commercialization, production, marketing, sale and manufacturing of lighting technologies. There can be no assurance that we can retain our key employees or that it can attract, assimilate and retain qualified personnel in the future. We do not carry insurance on the lives of our executive officers.
Competition is intense and we may be unable to achieve market acceptance.
The business environment in which we intend to operate is highly competitive. Currently, there exists a number of established methods, products and technologies used to generate solar powered and other energy-efficient lighting systems, and we expect to experience competition from a number of established companies involved in the energy-efficient lighting industry as well as conventional lighting systems such as kerosene lamps. Certain of our potential competitors will have greater technical, financial, marketing, sales and other resources than us.
In addition, while the energy-efficient lighting industry is a mature one, there is no established market for products utilizing the PureRay Technology. We are unable to provide assurances that our target customers and markets will accept our technologies or will purchase our products and services in sufficient quantities to achieve profitability. If a significant market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses incurred to develop products and we may be unable to meet our operational expenses. Acceptance of our anticipated products by customers will depend upon a number of factors, including the cost competitiveness of our products, customer reluctance to try new products or services, regulatory requirements or the emergence of more competitive or effective products.
Rapid technological changes in our industry could make our products obsolete.
The lighting technologies market is characterized by continuously evolving standards and technology. Our success will depend in significant part on our ability to anticipate industry standards, continue to discover and apply advances in lighting technologies and develop and introduce products on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of customers. Further, if such developments are successfully embodied in commercial products, there can be no assurances that new developments in the industry will not render our products obsolete and unmarketable or that we will successfully anticipate whether our products and technologies will satisfy customers’ needs or gain market acceptance. There can be no assurance that we will be successful in developing and marketing our products, enhancements to products or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that our products, product enhancements or new products will adequately meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technological or other reasons, to develop and introduce new products or enhancements of existing products in a timely manner, our business, operating results and financial condition will be materially adversely affected.
Adverse market conditions may affect our ability to achieve our business plan.
Adverse market and economic conditions may adversely affect the budgets of businesses and individuals that might ordinarily have an interest in our products. Adverse market and economic conditions may also adversely affect our ability to locate additional financing. The impact of such adverse market and economic conditions could have a material adverse effect on our ability to achieve our business plan.
Risks related to product development.
We have not previously taken a proof of concept through commercialization and there can be no assurance that we will be able to accomplish this. In addition, there is no assurance that a major development flaw will not be discovered once our proposed products are produced. Such a flaw would have a material adverse effect on our reputation, business and prospects.
Risks related to acquired intellectual property.
We have not conducted a comprehensive invalidity or right-to-use analysis on any of the technologies, patents, or patent applications to be acquired by us. Thus, there is no assurance that patents already issued and patents that may be issued in the future from intellectual property we intend to acquire will not be found invalid. Additionally, there is no assurance that making, using, selling, or offering for sale any of the technologies we intend to acquire will not be found to be an infringement upon existing patents.
Our business depends on protecting our intellectual property.
We will seek to protect our inventions, discoveries, processes and products through patent, trade secret and copyright laws, which, depending on the protections available to us, may afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. Moreover, there can be no assurance that our intellectual property will be upheld as valid when subjected to the scrutiny of competitors such as in licensing or acquisition due diligence or enforcement litigation, or the like. Further, we will seek to sell our products globally which presents additional risks and uncertainties related to our intellectual property. Protection and enforcement of intellectual property in foreign countries is very expensive and laws of foreign countries vary as to the protections afforded to intellectual property. As a result, we may not be able to protect our intellectual property adequately which would have a material adverse effect on our business, financial condition, operating results, and our prospects.
Asserting and defending intellectual property rights may impact the results of our operations.
No formal grants of patents have been received covering the PureRay Technology and there is no assurance that final patents covering the PureRay Technology will be granted. Even if final patents are granted, the success of our business may depend on our ability to successfully defend our intellectual property rights. Future litigation may have a material impact on our financial condition even if we are successful in developing and marketing products. We may not be successful in defending or asserting our intellectual property rights. An adverse outcome in any litigation or interference proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. In addition, a finding that any of the intellectual property rights are invalid could allow our competitors to more easily and cost-effectively compete. Thus, an unfavorable outcome in any patent litigation or interference proceeding could have a material adverse effect on our business, financial condition or results of operations. The cost of any patent litigation or interference proceedings could be substantial. Uncertainties resulting from the initiation and continuation of patent litigation or interference proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and interference proceedings could also absorb significant management time.
Other parties may sue us for infringing their intellectual property rights, or we may have to sue them to protect our intellectual property rights.
The lighting system and solar energy market are characterized by extensive patent and other intellectual property rights, which can create greater potential in comparison to less-developed markets for possible allegations of infringement, particularly with respect to newly-developed technology. We may be forced to defend ourselves against allegations that we are infringing the intellectual property rights of others. In addition, we may find it necessary, if threatened, to initiate a lawsuit seeking a declaration from a court that we are not infringing the intellectual property rights of others or that these rights are invalid or unenforceable, or to protect our own intellectual property rights. Intellectual property litigation is expensive and complex and its outcome is difficult to predict. If we do not prevail in any litigation, in addition to any damages we might have to pay, we would be required to stop the infringing activity, obtain a license, or concede intellectual property rights. Any required license may not be available on acceptable terms, if at all. In addition, some licenses may be nonexclusive, and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products.
We intend to conduct our business in foreign countries and, as a result, may be exposed to certain risks, including the risk of movement in foreign currency exchange rates. Given the volatility of exchange rates, we may not be able to manage our currency transaction and/or translation risks effectively, or volatility in currency exchange rates may reduce our reported international sales and earnings because the local currency will translate into fewer U.S. dollars.
We are subject to other risks associated with our proposed non-U.S. operations. We intend to initially attempt to sell our products in Africa, Asia or Latin America. Risks that are inherent in international operations include the following:
- exchange controls and currency restrictions;
- currency fluctuations and devaluations;
- changes in local economic conditions;
- changes in laws and regulations, including the imposition of embargos; and
- exposure to possible expropriation or other government actions.
These and other factors may have a negative impact on our international operations or on our business, results of operations and financial condition.
We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing. As a result, our auditors believe there is substantial doubt about our ability to continue as a going concern.
Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our products. These factors raise substantial doubt that we will be able to continue as a going concern. Manning Elliott LLP, Chartered Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and investors may lose their investment. Investors should consider our auditor’s comments when determining if an investment in us is suitable.
The commercialization of our products depends on suppliers and manufacturers.
We currently have no agreements or arrangements relating to the manufacturing our distribution of our proposed products. There can be no assurances that we will be able to attract, negotiate and establish business relationships with the required suppliers and manufacturers, or if the terms available to us by such suppliers and manufacturers will be acceptable to us or if our financial condition will permit us to agree to such terms and conditions. Further, an increase in the cost of components and manufacturing, failure of any supplier or manufacturer’s business, their ability to adjust to market conditions, or to meet our quality, yield or production requirements could significantly harm our business, financial condition and operating results. Commitments to reduce risk of missed production delivery dates or any production of our products may require significant cash advances which we may not be able to deliver and which may have a material adverse effect on our business, financial condition, operating results, and our ability to deliver products to suppliers and customers.
Our shares of Common Stock are subject to dilution.
Our Common Stock does not have any anti-dilution price protection or preemptive rights with respect to future issuances of our capital stock. We intend to issue additional capital stock in the future, the result of which will be to reduce an investor’s percentage ownership in us.
Penny Stock.
The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. Because our securities constitute “penny stocks” within the meaning of these rules, the rules apply to us and to our securities. These rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to Rule 15g-9 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:
     1. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     2. contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;
     3. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     4. contains a toll-free telephone number for inquiries on disciplinary actions;
     5. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     6. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.
The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.
THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL RISKS RELATING TO US AND OUR PROPOSED OPERATIONS. THIS SUMMARY OF RISKS SHOULD NOT BE INTERPRETED AS A REPRESENTATION THAT THE MATTERS REFERRED TO ABOVE ARE THE ONLY RISKS INVOLVED WITH US AND OUR PROPOSED OPERATIONS, NOR SHOULD THE REFERENCES TO THE RISKS BE DEEMED A REPRESENTATION THAT THE MAGNITUDE OF SUCH RISKS IS NECESSARILY EQUAL.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Cautionary Statement Regarding Forward-looking Statements
Some discussions in this report may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this report. Such factors include, those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as those discussed elsewhere in this report.
Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.
Plan of Operation
We are in the development stage. In a development stage company, management devotes most of its activities in developing a market for our products. Planned principal activities have not yet begun.
Except as noted below, during the period from March 24, 2000 through April 30, 2008, we have engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb.com, preparation for registration of our securities under the Securities Act of 1933, as amended (the “Securities Act”), preparation of a supplementary business plan and completing a private placement to fund this secondary division. We did not receive any revenues during this period.
On April 13, 2000, we acquired a License Agreement with Vitamineralherb.com from our former President in consideration of the assumption of a note payable of $35,000. The note was subsequently forgiven. The License Agreement granted an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Minnesota via the Internet. Vitmineralherb.com had agreed to provide certain business administrative services to us, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling us to focus strictly on marketing and sales. The license was for an initial three-year period and was renewed in 2003 for an additional three-year term.
During the fourth quarter of fiscal 2003, we changed our name to North American Natural Gas, Inc. as it had anticipated that we would undertake a new business purpose in the oil and gas exploration industry. We entered into agreements to purchase interests in two oil and gas exploration opportunities subject to raising a minimum of US$11,000,000 in a private offering. We were unsuccessful in our efforts to raise the minimum amount and all funds received were subsequently returned to the original subscribers. All agreements were terminated.
Subsequent to the end of 2003, as we were unsuccessful in our efforts to raise the required capital to change our business purpose, we had reverted back to our original business to determine the feasibility of marketing and selling Vitamineralherb.com products in various markets, and, if the products proved to be in demand, beginning marketing and selling Vitamineralherb.com products. In light of the numerous delays with the Vitamineralherb.com website and initial reaction to our preliminary market survey, we decided to no longer try to exploit the license to market and sell vitamins and other health related products. The license was valid until April 2006, but upon its expiration, we did not renew the license.
On July 24, 2008, we acquired PureRay Corporation pursuant to the Share Purchase Agreement for an aggregate purchase price of US$35,855,000, which the parties agreed to be the fair market value of the PureRay Shares. The purchase price was paid by the issuance of one Exchangeable Share for each PureRay Share acquired, for a total of 35,855,000 Exchangeable Shares. In connection with the Acquisition, we changed our name to PureRay Corporation on July 24, 2008. As a result of the Acquisition, our business has become the business of PureRay, which is the design, manufacture and sale of the PureRay Technology. We have not commenced commercial operations.
Results of Operations
From Inception on March 24, 2000 to April 30, 2008
We remained in the development stage. Our balance sheet as of April 30, 2008 reflects cash of $9,120 and an advance receivable of $100,000 against total liabilities of $173,506 for a working capital deficit of $64,386.
Our former President advanced a total of $49,500 for general working capital. This loan will have to be repaid upon demand. We have also recorded an advance receivable of $100,000 which is due from PureRay. The advance is non-interest bearing and is due upon closing of the Acquisition. Subsequent to the initial advance, an additional $150,000 was advanced to PureRay.
We spent $85,683 during the fiscal year ended April 30, 2003 in connection with the failed efforts to raise the $11,000,000 for the acquisition of the oil and gas properties. We incurred a loss of $23,686 for the fiscal year ended April 30, 2008 and an accumulated loss of $377,386 from inception.
As at April 30, 2008 we had $9,120 in cash remaining in our treasury. Additionally, we have accounted for an advance receivable of $100,000 which is due from PureRay upon the closing of the Acquisition.
For the fiscal years of 2008 and 2007, much of our resources were directed at locating new business opportunities. On July 24, 2008, in connection with the Acquisition, we entered into a Share Purchase Agreement to acquire 100% of PureRay. For information about the Acquisition, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.
We spent $17,868 in professional fees related to maintaining our financial and corporate filings in fiscal 2008 as compared to $18,740 in 2007. Transfer agent and filing fees were $3,317 as compared to $2,743 in 2007.

Liquidity and Capital Resources
We are a start-up, development stage corporation and have not yet generated or realized any revenues from our business operations.
At April 30, 2008, we had total assets of $109,120, comprised of $9,120 in cash and an advance receivable in the amount of $100,000 due from PureRay. Our liabilities were $173,506, resulting in a working capital deficit of $64,386.
We incurred a loss of $23,686 for the year ended April 30, 2008 and we have incurred an aggregate deficit since inception of $377,386. As at April 30, 2008, we had cash of $9,120, an advance receivable of $100,000 and accounts payable and accrued liabilities of $173,506. As we have yet to commence operations, we have not generated any revenues and there can be no assurance that we can generate significant revenues from operations. We expect to incur administrative and professional charges associated with preparing, reviewing, auditing and filing our financial statements and our periodic and other disclosure documents.
Absent additional financing, we do not believe we have sufficient working capital to meet our administrative operation obligations for the next twelve months. We will need additional capital to carry out all of our obligations and business strategies.
Our failure to generate revenues and conduct operations since its inception raises substantial doubt about our ability to continue as a going concern. The financial statements included in this Current Report on Form 8-K have been prepared on a going concern basis, which assumes that we will be able to realize its assets and discharge its obligations in the normal course of business. If we were not to continue as a going concern, we would likely not be able to realize our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.
We will require additional capital to fund any future plan of operations. Our management is exploring a variety of options to meet our cash requirements and future capital requirements, including the possibility of equity offerings, debt financing, and business combinations. There can be no assurance that we will be able to raise additional capital, and if we are unable to raise additional capital, we will unlikely be able to continue as a going concern.
Critical Accounting Policies
Our discussions and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.
The financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. If we were not to continue as a going concern, it would likely not be able to realize our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements. We will require additional capital to fund any future plan of operations. There can be no assurance that we will be able to raise additional capital, and if we are unable to raise additional capital, we will unlikely be able to continue as a going concern.

DESCRIPTION OF PROPERTY
We currently maintain office space on a month-to-month basis at a cost of $1,500 per month from Kairos. The address is 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305. We do not own any real estate.
The PureRay Technology is a technology to provide high intensity LED lighting utilizing solar energy and a multiplexing chip. The PureRay Technology, which is focused primarily on developing world residential lighting applications, provides a safe, cost-effective, solar-powered alternative to kerosene lighting that is currently in use in off-grid structures throughout the developing world. In addition to applications in off-grid situations, the PureRay Technology can also accommodate on-grid residences that are subject to blackouts and brownouts. Multiplexing permits LED’s to be switched on and off at a speed that cannot be detected by the human eye, leaving the impression that all the LED’s in the bulb are on at the same time. The charging station is capable of charging three bulbs at a time. It can also potentially be used to power cell phones, radios or other devices. Although the product is currently targeted to off-grid applications, PureRay also is developing a product for first world markets.
Four patent applications covering the PureRay Technology, which Mickael Joasil assigned to PureRay prior to the Acquisition pursuant to assignment agreements, have been filed with the U.S. Patent and Trademark Office and are described as follows:

	US Provisional Patent Application	Self Charging Light Bulb System
1.	#60/943,166

	US Provisional Patent Application	System for Recharging Battery Operated Devices
2.	#60/911,158

	US Provisional Patent (2nd in Series)	System for Recharging Battery Operated Devices
3.	#60/968,980

	US Non-Provisional Patent Application	System for Recharging Battery Operated Devices
4.	#12/100,030
PureRay has also filed for protection in other countries under international patent treaties. There is no assurance that such filings will result in actual patents being granted. PureRay has also applied for trademark protection under the following applications:

1.	US Trademark Application 77400641	PURERAY

2.	US Trademark Application 77307618	PURERAY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Our board of directors is currently composed of one member, Jim Glavas. In connection with the Acquisition, on July 24, 2008, Mr. Glavas submitted his resignation from the board of directors. Also in connection with the Acquisition, on July 24, 2008, prior to his resignation, Jim Glavas appointed Derek Blackburn, Mickael Joasil, Frank O’ Dea and Jefrey M. Wallace as director nominees. The resignation of Mr. Glavas as a director and the appointment of our director nominees are effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act, after which our board of directors will be composed of Mr.

Blackburn, Mr. Joasil, Mr. O’Dea and Mr. Wallace. The director nominees will serve until the close of our 2008 annual meeting of shareholders or the earlier of their respective resignations or until their respective successors are elected or appointed and qualified.
In connection with the Acquisition, on July 24, 2008, Mr. Glavas resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. Prior to his resignation, Mr. Glavas appointed Mr. Wallace as our new Chief Executive Officer, President and Secretary and Mr. Blackburn as our new Chief Financial Officer and Treasurer, in each case effective immediately. The beneficial ownership table below includes all of the outgoing and incoming directors and executive officers.
The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Acquisition and Private Placement (as defined in Item 3.02) described in Items 1.01 and 3.02 of this Current Report on Form 8-K by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our former chief executive officer and our two most highly compensated executive officers other than our former chief executive officer who we refer to as our named executive officers and (iv) all named executive officers and directors as a group, as of July 28, 2008.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of
Beneficial Owner			Special Voting
Owner of More than	Common		Stock		Warrants			Percentage of
5% of Class	Stock		(2)		(3)	Total		Common (%)
Kairos Partners, LLC 3625 Cumberland Blvd., Suite 600, Atlanta, GA, 30339	5,355,000	(4)(5)(6)	1,338,750	(4)(5)	0	6,693,750	(4)(5)(6)(8)	25.68%	(4)(5)(6)(8)
PureRay Corporation 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305 (8)	4,355,000	(4)(5)(6)	1,088,750	(4)(5)	0	5,443,750	(4)(5)(6)(8)	21.93%	(4)(5)(6)(8)
F.W.F Robinson 5851 Knights Drive Manitock, ON K4M 1K3	3,000,000	(6)	750,000	(6)	0	3,750,000	(6)	16.22%	(6)
511919 NB Inc. 595 Burrard Street, Suite 3123,Vancouver, BC, V7X 1J1	1,500,000		0		1,500,000	3,000,000		17.65%
Directors and Executive Officers
Derek Blackburn (director nominee, Chief Financial Officer and Treasurer)(7)	12,835,000	(6)	3,208,750		0	16,043,750	(6)	45.30%	(6)
Jim Glavas (director and former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer) (7)	300,000		0		0	300,000		1.93%
Mickael Joasil (director nominee) (7)	12,835,000	(6)	3,208,750	(6)	0	16,043,750	(6)	45.30%	(6)
Frank O’Dea (director nominee) (7)	1,000,000	(6)	250,000		0	1,250,000	(6)	6.06%	(6)
Jefrey M. Wallace (director nominee and current Chief Executive Officer, President and Secretary)(7)	5,355,000	(4)(5)(6)	1,338,750	(4)(5)(6)	0	6,693,750	(4)(5)(6)(8)	25.68%	(4)(5)(6)(8)
All Directors and Executive Officers (5 persons)	32,325,000	(6)	8,006,250		0	40,0331,250	(6)	68.02%	(6)

(1)	In determining beneficial ownership of our Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired on exercise of warrants within 60 days of that date as well as shares of Common Stock which may be acquired pursuant to the exchange of the Exchangeable Shares. In determining the percent of Common Stock owned by a person or entity on July 28, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares of Common Stock which may be acquired on exercise of warrants within 60 days of that date as well as shares of Common Stock which may be acquired pursuant to the exchange of the Exchangeable Shares, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on July 28, 2008, and (ii) the total number of shares that the beneficial owner may acquire on exercise of warrants within 60 days of that date as well as pursuant to the exchange of the Exchangeable Shares. The Special Voting Stock was issued to provide holders of the Exchangeable Shares (which have no right to vote with our Common Stock) the right to one vote per share of our Common Stock into which such holder’s Exchangeable Shares may be exchanged, and as such the Special Voting Stock is not included in the determination of the percent of Common Stock owned by such holder. As of July 28, 2008, 15,500,000 shares of our Common Stock and 8,963,750 shares of Special Voting Stock were issued and outstanding. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. For information about the Exchangeable Shares and Special Voting Stock, please see the information set forth above in Item 1.01, which is incorporated herein by reference.

(2)	8,963,750 shares of our Special Voting Stock were issued on July 24, 2008, pursuant to the Share Purchase Agreement and the Exchange Agreement.

(3)	One warrant was issued for each share of our Common Stock subscribed for in connection with the Private Placement, with a total of 2,000,000 warrants issued.

(4)	Jefrey M. Wallace, a director nominee and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos.

(5)	Pursuant to the Escrow Agreement entered into between Kairos, PureRay Acquisition and Wildeboer Dellelce LLP, 4,355,000 of the Exchangeable Shares held by Kairos have been placed into escrow and will be incrementally released upon the occurrence of certain performance-based milestone events with respect to PureRay. Kairos has appointed the secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released to Kairos. Kairos has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released to Kairos. For information about the Escrow Agreement, Exchangeable Shares and Special Voting Stock, please see the information set forth above in Item 1.01, which is incorporated herein by reference.

(6)	Shares of Common Stock beneficially owned reflect the number of shares of Common Stock for which the holder’s Exchangeable Shares may be exchanged.

(7)	The address of each of our directors and executive officers is 3490 Piedmont Road, Suite 1120, Atlanta, GA, 30305.

(8)	In connection with the Acquisition, on July 24, 2008, PureRay Acquisition amalgamated with PureRay and is now PureRay Corporation, a corporation formed under the laws of Canada.
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our directors and executive officers:

			Date First Elected or
Name	Age	Positions	Appointed
Derek Blackburn	30	Director nominee, Chief Financial Officer and Treasurer	July 24, 2008
Jim Glavas	44	Director	May 22, 2003
Mickael Joasil	23	Director nominee	July 24, 2008
Frank O’Dea	63	Director nominee	July 24, 2008
Jefrey M. Wallace	36	Director nominee, Chief Executive Officer, President and Secretary	July 24, 2008
Our board of directors is currently composed of one member, Jim Glavas. In connection with the Acquisition, on July 24, 2008, Mr. Glavas submitted his resignation from the board of directors. Also in connection with the Acquisition, on July 24, 2008, prior to his resignation, Jim Glavas appointed Derek Blackburn, Mickael Joasil, Frank O’ Dea and Jefrey M. Wallace as director nominees. The resignation of Mr. Glavas as a director and the appointment of our director nominees are effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act, after which our board of directors will be composed of Mr. Blackburn, Mr. Joasil, Mr. O’Dea and Mr. Wallace. The director nominees will serve until the close of our 2008 annual meeting of shareholders or the earlier of their respective resignations or until their respective successors are elected or appointed and qualified. None of the foregoing directors are independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.
In connection with the Acquisition, on July 24, 2008, Mr. Glavas resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. Prior to his resignation, Mr. Glavas appointed Mr. Wallace as our new Chief Executive Officer, President and Secretary and Mr. Blackburn as our new Chief Financial Officer and Treasurer, in each case effective immediately.
Background of Officers and Directors
Jim Glavas graduated from the Financial Management program at the British Columbia Institute of Technology in Vancouver, Canada in 1984. From there, he spent several years in the banking industry as a leasing administrator with First City Trust. In 1990 he changed career direction to become the General Sales Manager for Western Canada for Contour Distributors, a leading supplier and distributor of “top-of-the-line” appliances and high-end solid surface products.
In April 1996, Mr. Glavas purchased the exclusive Avonite solid surface countertops distribution rights for Western Canada and formed DG Pacific Distribution Ltd. In January 2001, DG Pacific Distribution Ltd. acquired the national distribution rights for two prominent product lines in the countertop industry. Mr. Glavas sold DG Pacific Distribution Ltd. in December 2002 and currently works as an independent consultant in development and market penetration for the counter top industry.
Derek Blackburn will serve as our Chief Financial Officer and Treasurer effective immediately and a director effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act. In 2002, he founded and has served as President since such date of Crystal Clear Window Works, a Window Restoration service company. Mr. Blackburn was responsible for funding the start-up and building a network of dealers across Canada. In 2004, Mr. Blackburn partnered with Mr. Joasil to co-found and build Window Medics International (“Window Medics”). Window Medics commercialized a patent pending moisture control and damage prevention system that restores clarity and insulation to failed insulated glass unit windows. The Window Medics process provides a cost effective and environmentally responsible alternative to window replacements. Since December 2004, Mr. Blackburn has served as Window Medics’ Chief Operations Officer.
Mickael Joasil will serve as a director effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act. In 2004, Mr. Joasil partnered with Mr. Blackburn to co-found and build Window Medics International, where Mr. Joasil invented intellectual property used by the Window Medics International dealer network across North America and in the United Kingdom. Window Medics International commercialized a patent pending moisture control and damage prevention system that restores clarity and insulation to failed insulated glass unit windows. The Window Medics process provides a cost effective and environmentally responsible alternative to window replacements. Since December 2004, Mr. Joasil has served as Window Medics’ Chief Executive Officer.
Frank O’Dea will serve as a director of the Company effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act. Since March 2006, Mr. O’Dea has served as the CEO of Arxx Walls & Foundations, the largest manufacturer and installer of Insulated Concrete Forms in North America. Mr. O’Dea also serves as Chairman of the Board of Directors of Horatio Management, a Toronto based venture capital firm, as a director of the Mount Pleasant Group of Cemeteries, a cemetery and funeral company, and Chairman of the Board of Directors of Royal Roads University Foundation, a degree granting institution with a focus on business graduate degrees. Mr. O’Dea has also founded a number of not-for-profit organizations including Street Kids International, Canadian Foundation for Aids Research, War Child Canada, and the Canadian Landmine Foundation. Mr. O’Dea was recently granted Canada’s highest civilian honor by the Governor General of Canada: Officer of the Order Of Canada.
Jefrey Wallace will serve as our Chief Executive Officer, President and Secretary effective immediately and a director effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act. Mr. Wallace is a founding managing partner of The Kairos Companies (2006), a boutique financial services company that advises both institutional and individual clients with regard to multiple investment and asset class strategies. Specifically, Mr. Wallace has led the Corporate Finance and Advisory practice assisting entrepreneurs strategize and fund the growth of their businesses. From 1998 — 2006, Mr. Wallace was on the initial team of four people who launched Knowlagent, a human performance enterprise software company that distributes its products worldwide. Mr. Wallace was primarily responsible for the sales growth of Knowlagent. Mr. Wallace has a Masters Degree in Management from Georgia State University and a Bachelors Degree in Management from the Georgia Institute of Technology.
To our knowledge, during the past five years, none our officers and directors: (1) have filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) were convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) were found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; or (6) were found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Compensation Discussion and Analysis
Philosophy and Objectives of Our Compensation Program
Our approach to executive compensation is influenced by our belief in attracting and retaining qualified executive officers. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long term success as we work towards production of the PureRay Technology.
Our plan to attract and retain highly skilled employees is to provide market competitive salaries. Our compensation program does not currently include any stock, option or other equity or non-equity incentive award plan. As we further develop the PureRay Technology, we may in the future modify our plan to better link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results.
As of the date of this Current Report on Form 8-K, our named executive officers are Jefrey M. Wallace, our Chief Executive Officer, President and Secretary; Derek Blackburn, our Chief Financial Officer and Treasurer; and Jim Glavas, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer.
Administration of Our Compensation Program
We currently do not have a standing compensation committee, and our board of directors in its entirety has responsibility for establishing, monitoring and implementing our compensation program. Our board of directors reviews the compensation of our named executive officers at least on an annual basis to ensure that compensation levels and benefits are reasonable in light of our corporate performance and continue to achieve the philosophy and objectives of our compensation program described above.
The primary element of our executive compensation program is base salary, although we may in the future provide other types of incentive compensation, including bonuses and equity awards. In general, base salaries for our named executive officers are determined by evaluating the responsibilities of the executive’s position, the executive’s experience and the competitive marketplace. As appropriate, base salary adjustments will be considered and would take into account changes in the executive’s responsibilities, the executive’s performance and changes in the competitive marketplace.
The base salaries for Jefrey M. Wallace, our Chief Executive Officer, President and Secretary, and Derek Blackburn, our Chief Financial Officer and Treasurer, were established based upon recommendations from our Chief Executive Officer, which recommendations were ratified and confirmed by our entire board of directors. We believe that the base salaries of our named executive officers are appropriate within the context of the compensation elements provided to such executives and because they are at a level which remains competitive in the marketplace.
Executive Compensation
We have not paid any salaries to our named executive officers during the fiscal years ended April 30, 2006, April 30, 2007 or April 30, 2008.
Effective June 1, 2008, the Company agreed to reimburse (the “Administrative Services Arrangement”) Kairos for the Company’s allocable cost of office facilities, equal to $1,500 per month, and other overhead and expenses. Pursuant to the Administrative Services Arrangement, the Company also agreed to reimburse Kairos for the allocable portion of Jefrey M. Wallace’s salary for his services as Chief Executive Officer, President and Secretary of the Company and Chief Executive Officer of PureRay. Mr. Wallace currently receives a salary of $20,000 per month plus an automobile allowance of $1,500 per month for his services on behalf of the Company and PureRay, which amounts are reimbursed by the Company to Kairos in accordance with the Administrative Services Arrangement. Mr. Wallace receives no compensation for his services as a director of the Company.
Effective May 1, 2008, the Company agreed to pay (the “Blackburn Arrangement”) Derek Blackburn, the Chief Financial Officer, Treasurer and a director of the Company, $12,500 per month for his services as Chief Financial Officer and Treasurer of the Company, and as an employee of the Company and PureRay, in which capacity Mr. Blackburn is primarily responsible for leading the marketing and sales efforts for the PureRay Technology. Pursuant to the Blackburn Arrangement, Mr. Blackburn is also reimbursed for certain travel and other expenses. Mr. Blackburn will receive no compensation for his services as a director of the Company. Under the Blackburn Arrangement, $12,500 of Mr. Blackburn’s compensation was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition.
On September 15, 2008, the Company’s Board of Directors ratified and confirmed each of the Administrative Services Arrangement and the Blackburn Arrangement. As the Administrative Services Arrangement and the Blackburn Arrangement do not represent written agreements, each of these arrangements is terminable by either party without notice. The Company expects to negotiate and enter into final written agreements memorializing the Administrative Services Arrangement and the Blackburn Arrangement during the current fiscal year.
The Exchangeable Shares held by our named executive officers increase in value as the shares of our Common Stock increase in value. As such, our named executive officers will benefit from the increase in value of our Common Stock.
Compensation of Directors
No compensation was paid to our directors during the fiscal year ended April 30, 2008. There are no standard arrangements pursuant to which our directors are compensated for services provided as director.
Effective May 1, 2008, the Company agreed to pay (the “Joasil Arrangement”) Mickael Joasil, a director of the Company, $12,500 per month for his services as an employee of the Company and PureRay, in which capacity Mr. Joasil is primarily responsible for continued research and development of the PureRay Technology and continued product innovation. Pursuant to the Joasil Arrangement, Mr. Joasil is also reimbursed for certain travel and other expenses. Mr. Joasil will receive no compensation for his services as a director of the Company. Under the Joasil Arrangement, $12,500 of Mr. Joasil’s compensation was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition.
On September 15, 2008, the Company’s Board of Directors ratified and confirmed the Joasil Arrangement. As the above arrangement does not represent a written agreement, the foregoing arrangement is terminable by either party without notice. The Company expects to negotiate and enter into a final written agreement memorializing the Joasil Arrangement during the current fiscal year.
The Exchangeable Shares held by our directors increase in value as the shares of our Common Stock increase in value. As such, our directors will benefit from the increase in value of our Common Stock.
Indemnification
Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Washington.
Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Messrs. O’Dea (as trustee of the O’Dea Family Trust), Joasil and Blackburn and Kairos were parties to the Share Purchase Agreement in their capacities as PureRay Shareholders. Pursuant to the Share Purchase Agreement, Messrs. O’Dea (as trustee of the O’Dea Family Trust), Joasil and Blackburn and Kairos acquired a beneficial interest in 1,000,000, 12,835,000, 12,835,000 and 5,355,000 Exchangeable Shares, respectively, and 250,000, 3,208,750, 3,208,750 and 1,338,750 shares of our Special Voting Stock, respectively. Jefrey M. Wallace, a director nominee and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos. For information about the Share

Purchase Agreement, the Exchangeable Shares and the Special Voting Stock, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.
Kairos was a party to the Escrow Agreement, whereby 4,355,000 of the Exchangeable Shares held by Kairos have been placed into escrow and will be incrementally released upon the occurrence of certain performance benchmarks achieved by PureRay. Kairos has appointed the Secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released. Kairos has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released. Jefrey M. Wallace, a director nominee and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos. For information about the Escrow Agreement, please see the information set forth above in Item 1.01, which is incorporated herein by reference.
Effective January 2008, the Company agreed to pay Kairos certain fees and reimburse Kairos for certain expenses it incurred in connection with the Acquisition (the “Kairos Pre-Acquisition Arrangement”). The Company paid $79,314 to Kairos pursuant to the Kairos Pre-Acquisition Arrangement, which amount was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition. Jefrey M. Wallace, a director and the Chief Executive Officer of the Company, holds an approximate 28% membership interest in and is a managing member of Kairos.
On September 15, 2008, the Company’s Board of Directors ratified and confirmed the Kairos Pre-Acquisition Arrangement.
Our former President advanced a total of $49,500 to the Company for general working capital (the “Loan”). For the fiscal 2007 and 2008, the largest aggregate amount of principal outstanding under the Loan was $29,500 and $49,500, respectively. The Loan is non-interest bearing, unsecured and due on demand. To date, the Company has not paid any amounts of principal under the Loan.
Other than as set forth above, none of our directors, executive officers or nominees for election as a director, and no owner of five percent or more of our outstanding shares of Common Stock or any member of their immediate family have entered into or proposed any transaction in which the amount involved exceeds $120,000 or one percent of the average of our total assets at our year end for the last two completed fiscal years.
DIRECTOR INDEPENDENCE, BOARD COMPOSITION AND COMMITTEES
Our board of directors is currently composed of one member, Jim Glavas. In connection with the Acquisition, on July 24, 2008, Mr. Glavas submitted his resignation from the board of directors. Also in connection with the Acquisition, on July 24, 2008, prior to his resignation, Jim Glavas appointed Derek Blackburn, Mickael Joasil, Frank O’ Dea and Jefrey M. Wallace as director nominees. The resignation of Mr. Glavas as a director and the appointment of our director nominees are effective on the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act, after which our board of directors will be composed of Mr. Blackburn, Mr. Joasil, Mr. O’Dea and Mr. Wallace. The director nominees will serve until the close of our 2008 annual meeting of shareholders or the earlier of their respective resignations or until their respective successors are elected or appointed and qualified.
We currently do not have standing audit, nominating or compensation committees. Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors prior to the end of the fiscal year ending April 30, 2009. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of our executive officers.
LEGAL PROCEEDINGS
We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.
Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Since March 20, 2003, our Common Stock has been quoted on the Over-The-Counter Bulletin Board operated by the Financial Industry Regulatory Association, under the symbol “NAGA”.
The range of high and low bids for our Common Stock as quoted on the Over-The-Counter Bulletin Board during each quarter of the fiscal years ended April 30, 2008 and 2007 is shown below. Prices are inter-dealer quotations, without retail mark-up, mark-down, or commissions and may not represent actual transactions.

Fiscal Year
2008	High Bid	Low Bid
Fourth Quarter 2-1-08 to 4-30-08	$0.64	$0.46
Third Quarter 11-1-07 to 1-31-08	$0.14	$0.14
Second Quarter 8-1-07 to 10-31-07	$0.14	$0.14
First Quarter 5-1-07 to 7-31-07	$0.16	$0.16

Fiscal Year
2007	High Bid	Low Bid
Fourth Quarter 2-1-07 to 4-30-07	$0.30	$0.30
Third Quarter 11-1-06 to 1-31-07	$0.30	$0.30
Second Quarter 8-1-06 to 10-31-06	$0.35	$0.35
First Quarter 5-1-06 to 7-31-06	$0.35	$0.35
Holders
As of July 28, 2008, the Company had 40 shareholders of record, which excludes shareholders whose shares were held by brokerage firms, depositories and other institutional firms in “street name” for their customers. As of July 28, 2008, 15,500,000 shares of the Company’s Common Stock were outstanding. There are outstanding warrants to purchase 2,000,000 shares of our Common Stock, which warrants were issued pursuant to the Private Placement.

Dividends
We have not declared any cash dividends with respect to our Common Stock since incorporation and we do not anticipate that we will do so in the foreseeable future. As described more fully in Item 1.01 of this Current Report on Form 8-K, the Company has agreed, pursuant to the Support Agreement not to declare or pay any dividends on our Common Stock unless PureRay Acquisition is able to declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares. We do not believe that this restriction materially limits, or is likely to materially limit, our ability to pay dividends on our Common Stock. Although there are no material restrictions limiting, or that are likely to limit our ability to pay dividends on our Common Stock, our intention is to retain future earnings for use in our operations and the expansion of our business.
Securities Authorized for Issuance Under Equity Compensation Plans
As of the date of this Current Report on Form 8-K, we do not have any equity compensation plans and accordingly we have no securities authorized for issuance thereunder.
Item 3.02 Unregistered Sales of Equity Securities.
The Special Voting Stock and Exchangeable Shares issued in connection with the Acquisition were not registered under the Securities Act of 1933. For information about the Acquisition, Special Voting Stock and Exchangeable Shares, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference. The Special Voting Stock and Exchangeable Shares were issued in reliance upon the exemption from registration contained in Rule 506 under Regulation D and Section 4(2) of the Securities Act.
On July 24, 2008, the Company completed a private placement of 2,000,000 Units, each Unit consisting of one share of the Company’s Common Stock and a warrant to purchase an additional share of the Company’s Common Stock, at a purchase price of US$1.00 per Unit for an aggregate offering price of US$2,000,000 (the “Private Placement”). Proceeds received by the Company in connection with the Private Placement will be used for general working capital purposes. The shares of the Company’s Common Stock issued pursuant to the Private Placement were issued in reliance upon the exemption from registration contained in Rule 903 under Regulation S of the Securities Act.
Item 5.01 Changes in Control of Registrant.
On July 24, 2008, the Company completed the Acquisition. Pursuant to the Capital Contribution Agreement executed in connection with the Acquisition, Jim Glavas, who previously controlled the Company pursuant to his ownership of 21,670,000 shares, or 62.15%, of the Company’s Common Stock, now beneficially owns 300,000 shares, or 0.55%, of the Company’s Common Stock and no longer controls the Company. There are no agreements among the PureRay Shareholders with respect to control of the Company and the PureRay Shareholders are not acting as group for such purpose. As such, immediately after the Acquisition, no individual shareholder or shareholder group controlled the Company. For information about the Acquisition and the Capital Contribution Agreement, please see the information set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Acquisition, on July 24, 2008, Jim Glavas, the Company’s sole director and executive officer, has resigned his position as (i) sole director effective upon the expiration of the 10-day period prescribed by Rule 14f-1 promulgated under the Exchange Act and (ii) President, Chief Executive

Officer, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer of the Company effective immediately.
On July 24, 2008, prior to his resignation, Jim Glavas appointed Frank O’Dea, Jefrey M. Wallace, Mickeal Joasil and Derek Blackburn as directors of the Company, effective upon the 10th day after the mailing of an information statement to our stockholders that complies with the requirements of Rule 14f-1 promulgated under the Exchange Act. Mr. O’Dea will serve as the Company’s new Chairman of the Board of directors.
On July 24, 2008, prior to his resignation, Jim Glavas appointed Jefrey M. Wallace as the new Chief Executive Officer, President and Secretary of the Company, effective immediately. For information about Mr. Wallace’s background, please see the information set forth above in Item 2.01, “Background of Officers and Directors,” which information is incorporated herein by reference.
On July 24, 2008, prior to his resignation, Jim Glavas appointed Derek Blackburn as the new Chief Financial Officer and Treasurer of the Company, effective immediately. For information about Mr. Blackburn’s background, please see the information set forth above in Item 2.01, “Background of Officers and Directors,” which information is incorporated herein by reference.
Effective June 1, 2008, the Company agreed, pursuant to the Administrative Services Arrangement, to reimburse Kairos for the Company’s allocable cost of office facilities, equal to $1,500 per month, and other overhead and expenses. Pursuant to the Administrative Services Arrangement, the Company also agreed to reimburse Kairos for the allocable portion of Jefrey M. Wallace’s salary for his services as Chief Executive Officer, President and Secretary of the Company and Chief Executive Officer of PureRay. Mr. Wallace currently receives a salary of $20,000 per month plus an automobile allowance of $1,500 per month for his services on behalf of the Company and PureRay, which amounts are reimbursed by the Company in accordance with the Administrative Services Arrangement. Mr. Wallace receives no compensation for his services as a director of the Company.
Effective May 1, 2008, the Company agreed, pursuant to the Blackburn Arrangement, to pay Derek Blackburn, the Chief Financial Officer, Treasurer and a director of the Company, $12,500 per month for his services as Chief Financial Officer and Treasurer of the Company, and as an employee of the Company and PureRay, in which capacity Mr. Blackburn is primarily responsible for leading the marketing and sales efforts for the PureRay Technology. Pursuant to the Blackburn Arrangement, Mr. Blackburn is also reimbursed for certain travel and other expenses. Mr. Blackburn will receive no compensation for his services as a director of the Company. Under the Blackburn Arrangement, $12,500 of Mr. Blackburn’s compensation was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition.
Effective May 1, 2008, the Company agreed, pursuant to the Joasil Arrangement, to pay Mickael Joasil, a director of the Company, $12,500 per month for his services as an employee of the Company and PureRay, in which capacity Mr. Joasil is primarily responsible for continued research and development of the PureRay Technology and continued product innovation. Pursuant to the Joasil Arrangement, Mr. Joasil is also reimbursed for certain travel and other expenses. Mr. Joasil will receive no compensation for his services as a director of the Company. Under the Joasil Arrangement, $12,500 of Mr. Joasil’s compensation was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition.
On September 15, 2008, the Company’s Board of Directors ratified and confirmed each of the Administrative Services Arrangement, the Blackburn Arrangement and the Joasil Arrangement. As the Administrative Services Arrangement, the Blackburn Arrangement and the Joasil Arrangement do not represent written agreements, each of the Administrative Services Arrangement, the Blackburn Arrangement and the Joasil Arrangement is terminable by either party without notice. The Company expects to negotiate and enter into final written agreements memorializing the Administrative Services Arrangement, the Blackburn Arrangement and the Joasil Arrangement during the current fiscal year.
Messrs. O’Dea (as trustee of the O’Dea Family Trust), Joasil and Blackburn and Kairos were parties to the Share Purchase Agreement in their capacities as PureRay Shareholders. Pursuant to the Share Purchase Agreement, Messrs. O’Dea (as trustee of the O’Dea Family Trust), Joasil and Blackburn and Kairos acquired a beneficial interest in 1,000,000, 12,835,000, 12,835,000 and 5,355,000 Exchangeable Shares, respectively, and 250,000, 3,208,750, 3,208,750 and 1,338,750 shares of our Special Voting Stock, respectively. Jefrey M. Wallace, a director nominee and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos. For information about the Share Purchase Agreement, the Exchangeable Shares and the Special Voting Stock, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.
Kairos was a party to the Escrow Agreement, whereby 4,355,000 of the Exchangeable Shares held by Kairos have been placed into escrow and will be incrementally released upon the occurrence of certain performance benchmarks achieved by PureRay. Kairos has appointed the Secretary of PureRay Acquisition to exercise the limited voting rights attaching to the Exchangeable Shares and Voting Rights of the Special Voting Stock issued with respect to the Exchangeable Shares held in escrow until such shares are released. Kairos has no right to dividends or other distributions or payments made on the Exchangeable Shares held in escrow until such shares are released. Jefrey M. Wallace, a director nominee and our Chief Executive Officer, President and Secretary, may be deemed to have beneficial ownership of the Exchangeable Shares, Special Voting Stock and shares of our Common Stock beneficially owned by Kairos pursuant to his 28% membership interest in Kairos. Mr. Wallace is also a managing member of Kairos. For information about the Escrow Agreement, please see the information set forth above in Item 1.01, which is incorporated herein by reference.
Effective January 2008, the Company agreed, pursuant to the Kairos Pre-Acquisition Arrangement, to pay Kairos certain fees and reimburse Kairos for certain expenses it incurred in connection with the Acquisition. The Company paid $79,314 to Kairos pursuant to the Kairos Pre-Acquisition Arrangement, which amount was paid directly by PureRay using funds advanced by the Company to PureRay prior to the Acquisition. Jefrey M. Wallace, a director and the Chief Executive Officer of the Company, holds an approximate 28% membership interest in and is a managing member of Kairos.
On September 15, 2008, the Company’s Board of Directors ratified and confirmed the Kairos Pre-Acquisition Arrangement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2008, the Company filed articles of amendment to amend its certificate of incorporation (i) by filing a certificate of designation for the Special Voting Stock and (ii) to change its name from North American Natural Gas, Inc. to PureRay Corporation, in each case effective upon the filing of such articles of amendment. For information about the Special Voting Stock, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference. Copies of the articles of amendment and certificate of designation are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 5.06 Change in Shell Company Status
As explained more fully in Item 2.01 above, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Acquisition. As a result of the Acquisition, PureRay became the Company’s indirect wholly-owned subsidiary and main operating business, and the Company ceased to be a shell company. For information about the Acquisition, please see the information set forth above under Items 1.01 and 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)
INDEPENDENT AUDITORS’ REPORT
To the Stockholder of
PureRay Corporation
We have audited the accompanying balance sheet of PureRay Corporation (a development stage company) as of April 30, 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the period since inception. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PureRay Corporation as of April 30, 2008, and the results of its operations and its cash flows for the period since inception, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from inception, and management expects the Company will continue to incur operating losses and negative cash flows during 2008. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Atlanta, Georgia
July 21, 2008
Habif, Arogeti & Wynne, LLp
Glenridge Highlands Two • 5565 Glenridge Connector • Suite 200 • Atlanta, Georgia 30342
404.892.9651• Fax 404.876.3913 • www.hawcpa.com
An independent Member of Baker Tilly International • Certified Public Accountants

PURERAY CORPORATION

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(EXPRESSED IN U.S. DOLLARS)
APRIL 30, 2008

ASSETS

Current assets
Prepaid expenses	$11,240.00
Due from related parties	100,150

Total assets	$111,390

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$59,751.00
Accrued liabilities	70,092
Due to a related party	11,240
Note payable	100,000

Total liabilities	241,083

Contingencies	—

Stockholders’ deficit

Common stock: no par value; 15,185,000 shares issued and outstanding	—
Additional paid-in capital	150
Deficit accumulated during the development stage	(129,843)

Total stockholders’ deficit	(129,693)

Total liabilities and stockholders’ deficit	$111,390

See auditors’ report and accompanying notes.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(EXPRESSED IN U.S. DOLLARS)
FROM SEPTEMBER 19, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

Revenue	$—

Expenses
Consulting fees	50,000
Product development expenses	70,092
Travel and other expenses	9,751

Total expenses	129,843

Net loss for the period	$(129,843)

See auditors’ report and accompanying notes.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
(EXPRESSED IN U.S. DOLLARS)
FROM SEPTEMBER 19, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

				Deficit
				Accumulated
	Common Shares		Additional	During the
		Par	Paid -In	Development
	Number	Value	Capital	Stage	Total
Balance – September 19, 2007 (Date of Inception)	—	$—	$—	$—	$—

Common shares subscribed	15,185,000		150	—	150

Net loss for the period	—	—	—	(129,843)	(129,843)

Balance – April 30, 2008	15,185,000	—	$150	$(129,843)	$(129,693)

See auditors’ report and accompanying notes.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(EXPRESSED IN U.S. DOLLARS)
FROM SEPTEMBER 19, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

Operating activities

Net loss	$(129,843)
Adjustments to reconcile net loss to cash used in operating activities:
Change in operating assets and liabilities

Prepaid expenses	(11,240)

Due to (from) related parties	(88,910)

Accounts payable and accrued liabilities	129,843

Net cash used in operating activities	(100,150)

Financing Activities
Proceeds from note payable	100,000
Proceeds from issuance of common stock	150

Net cash provided by financing activities	100,150

Increase (decrease) in cash	—

Cash — beginning of period	—

Cash — end of period	$—

            See auditors’ report and accompanying notes.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note A
Nature of Operations and Continuance of Business
PureRay Corporation (the “Company”) was incorporated in Ontario, Canada on September 19, 2007 and is a Development Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting for Enterprises in the Development Stage.” The Company has developed a proprietary technology for multiplexing light bulbs and light bulb charging stations designed to meet the demand for “off-grid” lighting in the developing world. It is currently engaged in activities to patent the technology and to manufacture product prototypes.
These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of April 30, 2008, the Company has never generated any revenues, has a working capital deficit of $129,693 and has accumulated losses of $129,843 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Note B
Summary of Significant Accounting Policies
Basis of Accounting
These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in United States dollars.
Year End
The Company’s fiscal year end is April 30.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note B
Summary of Significant Accounting Policies (Continued)
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.
Financial Instruments
The fair values of due from related parties, accounts payable, accrued liabilities, due to a related party and note payable were estimated to approximate their carrying values due to the immediate short-term maturity of these financial instruments. Management does not believe the Company is exposed to significant credit or interest rate risks.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note B
Summary of Significant Accounting Policies (Continued)
Income Taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.
Comprehensive Loss
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2008, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.
Research and Development
Expenditures related to the development of new products and processes are expensed as incurred. Research and development expenses were $70,092 for the period ended April 30, 2008.
Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note C
Intellectual Property
The founder of the Company, Mickael Joasil has filed commercial patent applications with the U.S. Patent and Trademark Office, with international notification under the Patent Cooperation Treaty, related to the proprietary technology for multiplexing light bulbs and light bulb charging stations. In connection with the Proposed Transaction (see Note G), the patents and all related intellectual property will be assigned by Mr. Joasil to the Company. The Company has incurred certain costs on behalf of Mr. Joasil in connection with the development of the technology and product prototypes and submission of patent applications, including design, engineering, legal and other fees and expenses. Because the intellectual property had not been assigned to the Company as of April 30, 2008, the aggregate amount incurred by the Company through that date, $11,240, is reflected in prepaid expenses in the accompanying balance sheet.
Note D
Loan Agreement
The Company entered into an unsecured Loan Agreement dated April 20, 2008 with North American Natural Gas, Inc. (“NANG”) pursuant to which the Company may borrow up to $250,000 from NANG. NANG and the Company propose to merge (see Note G) and the loan was made to provide bridge funding to the Company pending closing of the Proposed Transaction. Advances under the Loan Agreement (the “Note”) are payable upon demand and are expected to be repaid from the proceeds of a private equity placement in connection with the Proposed Transaction. The loan bears interest at 10%, which NANG will forego if the principal balance is repaid within 90 days. If repaid after 90 days, all interest accrued at 10% from the date of the Note will be payable upon repayment of the Note. The principal amount outstanding under the Loan Agreement as of April 30, 2008 was $100,000. Subsequent to April 30, 2008, the Company drew down the remaining $150,000 of the available loan balance.
Note E
 Capital Stock
Mickael Joasil incorporated the Company on September 19, 2007. The Company’s founding shareholder group has subscribed to 15,185,000 shares of the Company’s common stock (the “Subscribed Shares”), no stated par value, at a price per share of $0.0000098. The Subscribed Shares are reflected as issued and outstanding in the balance sheet as of April 30, 2008. The Subscribed Shares, together with an additional 20,670,000 shares (including 19,670,000 shares to be issued pursuant to the Asset Transfer Agreement), will be issued in connection with the Proposed Transaction (See Note G).

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note F
 Related Party Transactions
The proceeds of the Loan Agreement (see Note D) were deposited in a bank account owned by Derek Blackburn. In connection with the Proposed Transaction (see Note G), Mr. Blackburn will become a Director of the Company. Disbursements of the proceeds for costs and expenses of the Company will be made by checks issued on Mr. Blackburn’s bank account. The Company has no bank account in its name and holds no cash balances as of April 30, 2008. The principal amount outstanding under the Loan Agreement as of April 30, 2008 is $100,000 and it is reflected in due from a related party in the accompanying balance sheet.
The Company will reimburse Blackburn for certain costs, aggregating $11,240 as of April 30, 2008, he has incurred related to the patent applications (see Note C). The patents will be assigned to the Company in connection with the Proposed Transaction (see Note G). Additionally, Joasil is party to a Manufacturing Agreement dated October 16, 2007 with respect to the intellectual property. Upon completion of the Proposed Transaction, the Company will assume Joasil’s obligations under the Manufacturing Agreement. The agreement provides for delivery of 10,000 units of product for aggregate payments of $401,000 under a specified payment schedule. The Company is in discussions with the vendor to amend the agreement to reflect modified product specifications. The vendor has incurred $37,039 through April 30, 2008 for product development efforts, which the Company will reimburse to the vendor upon execution of an amendment to the agreement. The Company has reserved for these costs as of April 30, 2008.
The Company has incurred expenses totaling $59,751 for the period from inception (September 19, 2007) through April 30, 2008 to Kairos Partners LLC, of which Jefrey Wallace is an executive officer. In connection with the Proposed Transaction (see Note G), Mr. Wallace will become the Chief Executive Officer of the Company. These expenses were for advisory fees and expenses related to formation of the Company and the Proposed Transaction.
Note G
 Proposed Transaction
The Company and NANG propose to merge (the “Proposed Transaction”) through a series of related transactions by which NANG will acquire the outstanding shares of PureRay and will change its name to PureRay Corporation (“New PureRay”). NANG is a public shell company, registered under the Securities Act of 1933. Prior to the proposed Reverse Merger, the only activities of NANG have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note G
Proposed Transaction (Continued)
The Company, NANG, PureRay Acquisition Inc., a corporation formed under the laws of Canada (“PureRay Acquisition Inc.”) and a wholly-owned subsidiary of PureRay Holdings ULC, an unlimited liability corporation formed under the laws of the Province of Alberta and a wholly-owned subsidiary of NANG (“PureRay Holdings”), and Mickael Joasil, Derek Blackburn, F.W.F Robinson, Frank O’Dea, Kairos Partners, LLC (“Kairos”), Thomas J. Broeski, Raj Kurichh, Megs Padiachy, Ramlia Padiachy, Patrick Pierre and Matthew Sicoli (together, the “PureRay Shareholders”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), whereby NANG has agreed to acquire (the “PureRay Acquisition”) all of the outstanding capital stock of the Company (the “PureRay Shares”) from the PureRay Shareholders. Pursuant to the terms of the Share Purchase Agreement, the transaction will close on the later of (i) the completion of the transaction or (ii) such other time as the parties may agree, provided that such date is on or before September 15, 2008 (the “Closing”).
Pursuant to the terms of the Share Purchase Agreement, NANG will acquire the PureRay Shares for $35,855,000, at US$1 for each PureRay Share acquired. The purchase price is payable by the issuance of one exchangeable share, par value $0.0001 per share, of PureRay Acquisition Inc. (each, an “Exchangeable Share”) per PureRay Share acquired by NANG.
Except as required by applicable law, the Exchangeable Shares to be issued in connection with the PureRay Acquisition will have no voting rights with respect to meetings or consents of holders of New PureRay’s Common Stock. Dividends on Exchangeable Shares will be declared in the event a dividend is declared on shares of New PureRay’s common stock, par value $0.0001 per share (“Common Stock”). Dividends will be declared and paid on each Exchangeable Share in like type and amount as are declared and paid on each share of New PureRay’s Common Stock.
Each holder of Exchangeable Shares will have the right (the “Retraction Right”) at any time to require PureRay Acquisition Inc. to redeem any or all of the Exchangeable Shares registered in the name of such holder at the Exchangeable Share Purchase Price payable in the Exchange Consideration. New PureRay and PureRay Holdings each will have an overriding right, in the event that a holder of Exchangeable Shares exercises its Retraction Right, to purchase from such holder all but not less than all of the Exchangeable Shares tendered for redemption at the Exchangeable Share Purchase Price payable in the Exchange Consideration.

PURERAY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
(EXPRESSED IN U.S. DOLLARS)
Note G
Proposed Transaction (Continued)
PureRay Acquisition Inc. may establish a date (the “Redemption Date”), which may be no less than 5 years after the initial issuance of the Exchange Shares, on which New PureRay will redeem the Exchangeable Shares at the Exchangeable Share Purchase Price payable in the Exchange Consideration. PureRay Acquisition Inc. may establish a Redemption Date within 5 years after the initial issuance of the Exchange Shares in the event that less than 10% of the aggregate number of Exchangeable Shares issued remain outstanding, there is a change in control of New PureRay, and upon the occurrence of certain other events. New PureRay and PureRay Holdings will each have an overriding right to redeem from the holder thereof all but not less than all of the Exchangeable Shares on the Redemption Date at the Exchangeable Share Purchase Price payable in the Exchange Consideration.
Other related transactions will include the following:
i.	The Company will issue 15,185,000 shares of common stock to the PureRay shareholders at a cash purchase price of $0.0000098 per share (the Subscribed Shares, see Note E).

ii.	The Company will enter into an Asset Transfer Agreement with Mr. Joasil and Mr. Blackburn pursuant to which Joasil and Blackburn will assign to the Company their rights, title and interest in certain intangible assets (see Note C). As consideration for assignment of the intellectual property, the Company will issue 19,670,000 shares of its common stock to Mr. Joasil and Mr. Blackburn. The fair value of the shares to be issued will be based upon an independent appraisal of the intellectual property.

iii.	The Company will issue 4,355,000 shares of common stock to Kairos Partners LLC subject to an Escrow and Share Purchase Agreement, at a cash purchase price of $0.0000098 per share. The shares will be held in escrow and will be released by the escrow agent upon the achievement of certain operating targets by New PureRay.

iv.	New PureRay will issue 2,500,000 shares of common stock in a private placement exempt from registration under the Securities Act of 1933. It is expected that such shares will be issued at a cash purchase price of $1.00 per share, with total proceeds to New PureRay of $2.5 million.

              (b)
NORTH AMERICAN NATURAL GAS, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(Expressed in US dollars)
Unaudited Pro Forma Consolidated Balance Sheet as at April 30, 2008
Unaudited Pro Forma Consolidated Statement of Operations for the Year ended April 30, 2008
Notes to the Pro Forma Consolidated Balance Sheet

NORTH AMERICAN NATURAL GAS, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT APRIL 30, 2008
(Expressed in US dollars)

	North American	PureRay
	Natural Gas, Inc.	Corporation
	As at	As at		Pro Forma
	April 30,	April 30,		Adjustments	Pro Forma
	2008	2008		(Note 3)	Consolidated
	$	$		$	$
ASSETS
CURRENT
Cash and cash equivalents	9,120	—			9,120
Prepaid expenses	—	11,240	(b)	(11,240)	—
Loan receivable	100,000	—	(e)	(100,000)	—
Due from related parties	—	100,150			100,150

	109,120	111,390		(111,240)	109,270

INTANGIBLE ASSETS	—	—	(a)	1	11,241
			(b)	11,240

GOODWILL	—	—	(e)	1,588,224	1,588,224

	109,120	111,390		1,488,225	1,708,735

LIABILITIES

CURRENT
Accounts payable	24,006	59,751			83,757
Accrued liabilities	—	70,092			70,092
Due to a related party	49,500	11,240			60,740
Loan payable	100,000	100,000	(e)	(100,000)	100,000

	173,506	241,083		(100,000)	314,589

SHAREHOLDERS’ EQUITY

COMMON STOCK	3,487	—	(a)	1	5,136
			(c)	150
			(d)	(2,137)
			(e)	99
			(e)	3,536

ADDITIONAL PAID-IN CAPITAL	307,513	150	(c)	(150)	1,518,853
			(d)	2,137
			(e)	1,212,739
			(e)	(3,536)

DONATED CAPITAL	2,000	—	(e)	(2,000)	—
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	(377,386)	(129,843)	(e)	377,386	(129,843)

	(64,386)	(129,693)		1,588,225	1,394,146

	109,120	111,390		1,488,225	1,708,735

(See accompanying notes)

NORTH AMERICAN NATURAL GAS, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED APRIL 30, 2008
(Amounts in US dollars)

		PureRay
		Corporation
		From
	North American	September 19,
	Natural Gas Inc.	(date of		Pro Forma
	Year Ended	inception) to	Pro Forma	Consolidated
	April 30,	April 30,	Adjustments	Statement Of
	2008	2008	(Note 3)	Loss
	$	$	$	$
REVENUE	—	—		—

EXPENSES
Consulting fees	—	50,000		50,000
Director’s fees	1,000	—		1,000
Office and rent	1,501	—		1,501
Product development expenses	—	70,092		70,092
Professional fees	17,868	—		17,868
Transfer agent and filing fees	3,317	—		3,317
Travel and other expenses	—	9,751		9,751

Total Expenses	23,686	129,843		153,529

NET LOSS	(23,686)	(129,843)		(153,529)

Pro forma loss per share – Basic and diluted	—	—		(0.00)
(See accompanying notes)

NORTH AMERICAN NATURAL GAS, INC.
(A Development Stage Company)
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in US dollars)
1. Basis of Presentation
On July 24, 2008, pursuant to a share purchase agreement, North American Natural Gas, Inc. (“NANG”) acquired all of the outstanding common shares of PureRay Corporation (“PureRay”), in exchange for 35,855,000 shares of NANG’s common stock.
These unaudited pro forma consolidated financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of NANG.
These pro forma consolidated financial statements have been compiled from and include:
(a)	an unaudited pro forma consolidated balance sheet combining the audited balance sheet of NANG as at April 30, 2008 and with the audited balance sheet of PureRay as at April 30, 2008, giving effect to the transaction as if it occurred on April 30, 2008;

(b)	an unaudited pro forma consolidated statement of operations combining the audited statement of operations of NANG for the year ended April 30, 2008 with the audited statement of operations of PureRay for the period from inception on September 19, 2007 to April 30, 2008, giving effect to the transaction as if it occurred on May 1, 2007.
The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of NANG for the year ended April 30, 2008. Based on the review of the accounting policies of PureRay, it is NANG management’s opinion that there are no material accounting differences between the accounting policies of NANG and PureRay. The unaudited pro forma consolidated financials statements should be read in conjunction with the historical financial statements and notes thereto of NANG.
It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with NANG ’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statements of operations do not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.
The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of NANG which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.
2. Business Acquisition
On July 24, 2008, the Company consummated a series of related transactions through which it acquired PureRay. On July 24, 2008, NANG, PureRay Acquisition Inc., a corporation formed under the laws of Canada (“PureRay Acquisition”) and a wholly-owned subsidiary of PureRay Holdings ULC, an unlimited liability corporation formed under the laws of the Province of Alberta and a wholly-owned subsidiary of NANG (“PureRay Holdings”), PureRay, and Shareholders of PureRay (“PureRay Shareholders”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), whereby PureRay Acquisition acquired (the “Acquisition”) all of the outstanding shares of PureRay (the “PureRay Shares”) from the PureRay Shareholders. PureRay is engaged in the design, manufacture and sale of proprietary multiplexing light bulbs and light bulb charging stations designed to meet the demand for off-grid lighting in the developing world.
Pursuant to the terms of the Share Purchase Agreement, PureRay Acquisition acquired the PureRay Shares by the issuance of one exchangeable share, without par value, of PureRay Acquisition (each, an “Exchangeable Share”) for each PureRay Share acquired, for a total of 35,855,000 Exchangeable Shares.
The Share Purchase Agreement contains representations and warranties of NANG, PureRay and the PureRay Shareholders.

NORTH AMERICAN NATURAL GAS, INC.
(A Development Stage Company)
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in US dollars)
2. Business Acquisition (continued)
Voting and Exchange Trust Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, NANG, PureRay Holdings, PureRay Acquisition and Derek Blackburn, as trustee (the “Trustee”), entered into a Voting and Exchange Trust Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company issued shares of preferred stock of the Company, par value $0.0001 per share (the “Special Voting Stock”), in a ratio of a quarter (1/4) share of Special Voting Stock for each Exchangeable Share issued in connection with the Acquisition (for a total of 8,963,750 shares of Special Voting Stock) to the Trustee to be held for and on behalf of the registered holders of the Exchangeable Shares (the “Beneficiaries” and each a “Beneficiary”).
The Exchange Agreement grants the Trustee, for the use and benefit of the Beneficiaries, the right (the “Exchange Right”) to require PureRay Acquisition to purchase from such Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary upon the occurrence and during the continuance of an Insolvency Event (defined generally as the institution of a proceeding to have PureRay Acquisition adjudicated as bankrupt, insolvent or to be wound up, and the failure by PureRay Acquisition to contest in good faith any such proceeding within 30 days of becoming aware thereof). The purchase price payable for each Exchangeable Share purchased by PureRay Acquisition under the Exchange Right equals the market price of a share of the Company’s Common Stock on the business day before the purchase of such Exchangeable Share, plus the full amount of all declared and unpaid dividends on such Exchangeable Share (the “Exchangeable Share Purchase Price”). The Exchangeable Share Purchase Price is payable only by PureRay Acquisition delivering or causing to be delivered to the relevant Beneficiary one share of the Company’s Common Stock for each Exchangeable Share purchased plus a cash amount equal to the amount of all accrued and unpaid dividends on such Exchangeable Share (the “Exchange Consideration”). The Trustee may only exercise the Exchange Right on the basis of instructions received from Beneficiaries entitled to instruct the Trustee as to the exercise thereof and only upon receipt of the Exchangeable Shares to be exchanged by each Beneficiary. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee will not exercise or permit the exercise of the Exchange Right.
Capital Contribution Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, the former President of NANG entered into a Capital Contribution Agreement (the “Contribution Agreement”) with NANG whereby the former President contributed 21,370,000 shares of the NANG’s common stock to NANG as a capital contribution, for which the former President received no consideration. The former President continues to hold 300,000 shares of the NANG’s common stock.
Escrow and Share Purchase Agreement
In connection with the Share Purchase Agreement, on July 24, 2008, PureRay, a shareholder of PureRay and Wildeboer Dellelce LLP (the “Escrow Agent”), entered into an Escrow and Share Purchase Agreement (the “Escrow Agreement”). Pursuant to the Escrow Agreement, the shareholder of PureRay delivered 4,355,000 PureRay Shares (the “Escrowed Shares”) to the Escrow Agent to be held in escrow and incrementally released upon the occurrence of certain performance-based milestone events with respect to PureRay and NANG. As a result of the Acquisition, the PureRay Shares held in escrow have been exchanged with Exchangeable Shares.
The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

$
Purchase price
35,855,000 NANG common shares	1,523,838

1,523,838

Fair value of NANG net assets to be acquired
Cash	9,120
Loan receivable	100,000
Goodwill	1,588,224
Accounts payable	(24,006)
Note payable	(100,000)
Due to a related party	(49,500)

1,523,838

After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the book values of NANG’s assets and liabilities as at April 30, 2008, has been allocated in full to goodwill.

NORTH AMERICAN NATURAL GAS, INC.
(A Development Stage Company)
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in US dollars)
3. Pro Forma Assumptions and Adjustments
The unaudited pro form consolidated financial statements incorporate the following pro forma assumptions:
(a)	PureRay entered into an Asset Transfer Agreement with two shareholders of PureRay for the acquisition of certain intangible assets in consideration of the issuance of 20,670,000 shares. The transferred assets were recorded at the book value of the transferors, being a nominal amount of $1, as this was a related party transaction.

(b)	PureRay has incurred certain costs in connection with the development of the intellectual properties. Upon the transfer of the intellectual properties to the Company, the related costs are reclassified from prepaid expenses to intangible assets.

(c)	PureRay’s Shareholders have subscribed to 15,185,000 shares of PureRay’s common stock at a price of $0.0000098 per share. These shares were issued prior to the closing of the Acquisition.

(d)	In connection with the Acquisition, the former President of NANG entered into a Capital Contribution Agreement whereby the former President returned 21,370,000 shares of common stock to the NANG as a capital contribution for no consideration.

(e)	The purchase price for the Acquisition has been allocated to the acquired assets and liabilities on a pro forma basis as described in Note 2. Completion of the acquisition resulted in PureRay being deemed the acquirer for accounting purposes. NANG’s investment in PureRay, NANG’s shareholders’ equity and all intercompany transaction are eliminated upon consolidation.

(f)	The Exchangeable Shares are assumed to have been exchanged into common shares of NANG.

(c) Not applicable
(d)        Exhibits
3.1	Articles of Amendment

4.1	Certificate of Designation of Special Voting Stock

10.1	Share Purchase Agreement

10.2	Voting and Trust Agreement

10.3	Support Agreement

10.4	Capital Contribution Agreement

10.5	Escrow and Share Purchase Agreement

10.6	Assignment of Application

10.7	Assignment of Application

10.8	Trademark Assignment

99.1 Press Release issued July 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureRay Corporation
Date: October 9, 2008	By:	/s/ Jefrey M. Wallace
Jefrey M. Wallace
Chief Executive Officer